Exhibit 10.22

Carlsmed, Inc.

Form of PSU Award Grant Notice

(2025 Equity Incentive Plan)

Carlsmed, Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance-vesting restricted stock units (the “PSUs”) specified and on the terms set forth below (the “PSU Award”) under the Carlsmed, Inc. 2025 Equity Incentive Plan (the “Plan”). Your PSU Award is subject to all of the terms and conditions set forth in this PSU Award Grant Notice (the “Grant Notice”), the PSU Award Agreement (the “Award Agreement”) and the Plan, which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Award Agreement or the Plan will have the same definitions as in the Award Agreement or the Plan, as applicable.

Participant:
Date of Grant:
Aggregate Target Number of PSUs:
Consideration:	Participant’s Services

Vesting Schedule: Subject to the Participant’s Continuous Service through each applicable Vesting Date, the PSUs will vest in accordance with Exhibit A hereto.

All determinations of whether the Performance Goals have been achieved, the number of PSUs earned and vested, and all other matters related thereto shall be made by the Committee in its sole discretion. To the extent that performance is between any two designated performance levels, the number of PSUs earned shall be determined using straight-line interpolation between the two designated amounts.

Issuance Schedule: One share of Common Stock will be issued for each PSU which vests at the time set forth in Section 7 of the Award Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•
The PSU Award is governed by this Grant Notice, the Award Agreement and the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Award Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•
You consent to receive this Grant Notice, the Award Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
•
You have read and are familiar with the provisions of this Grant Notice, the Award Agreement, the Plan and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Award Agreement or the Prospectus and the provisions of the Plan, the provisions of the Plan will control.
•
As of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersedes all prior oral and written agreements, promises and/or representations regarding the Award, with the exception of (i) other equity awards previously granted to you and Common Stock previously issued to you; (ii) any applicable compensation recovery or clawback policy that is adopted by the Company or is required by Applicable Law; and (iii) any written employment, offer letter, severance or other agreement, or any written severance plan or policy, in each case that specifies the terms that should govern the Award.

Carlsmed, Inc.	Participant:
By:
Signature	Signature
Title:	Date:
Date:

Attachments: PSU Award Agreement, 2025 Equity Incentive Plan

Attachment I

Carlsmed, Inc.
Form of PSU Award Agreement
(2025 Equity Incentive Plan)

As reflected by your PSU Award Grant Notice (“Grant Notice”) and this PSU Award Agreement (the “Award Agreement”), Carlsmed, Inc. (the “Company”) has granted you a PSU Award under the Carlsmed, Inc. 2025 Equity Incentive Plan (the “Plan”) for the number of performance-vesting restricted stock units (the “PSUs”) as indicated in your Grant Notice (the “PSU Award”). Capitalized terms not explicitly defined in this Award Agreement but defined in the Grant Notice or the Plan will have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your PSU Award are as follows:

1.
Governing Plan Document. Your PSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)
Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Change in Control on your PSU Award;
(b)
Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the PSU Award; and
(c)
Section 8 of the Plan regarding certain tax consequences of your PSU Award.

Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between this Award Agreement and the provisions of the Plan, the provisions of the Plan will control.

2.
Grant of the PSU Award. This PSU Award represents your right to be issued on a future date the number of shares of Common Stock that may be earned based on the level of achievement of the Performance Goals set forth in Exhibit A hereto, as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein. Any additional PSUs that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 5 below, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your PSU Award.
3.
Vesting. Your PSUs will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice and the terms and conditions set forth in Exhibit A hereto, subject to the provisions contained herein and the terms of the Plan. Subject to Section 4(b) below, vesting will cease upon the termination of your Continuous Service for any reason prior to the applicable Vesting Date. The number of PSUs earned, if any, shall be determined by the Committee in its sole discretion based on the level of achievement of the Performance Goals set forth in Exhibit A.
4.
Change in Control Treatment.
(a)
Notwithstanding anything to the contrary in the Grant Notice, this Award Agreement or the Plan, if a Change in Control occurs before the applicable Vesting Date, whether or not the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) assumes, continues or substitutes the PSUs with similar awards pursuant to Section 6(c) of the Plan, [(i) (x) in the case of PSUs with respect to which the applicable Performance Period has not ended prior to the consummation of the Change in Control, subject to your Continuous Service through the date of the Change in Control, the number of PSUs that will be earned with respect to such Performance Period will equal the greater of (A) the target number of PSUs in respect of such Performance Period and (B) the number of PSUs that would have been earned in accordance with the terms and conditions set forth in Exhibit A based on the actual level of achievement of the corresponding Performance Goal as of the date of the Change in Control, provided that [Change in Control specific provisions to be inserted], (y) in the case of PSUs with respect to which the applicable Performance Period ended prior to the consummation of the Change in Control, subject to your Continuous Service through the date of the Change in Control, the number of PSUs that are earned and eligible to vest shall be based on actual performance during the corresponding Performance Period and (ii) if the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) assumes, continues or substitutes the PSUs with similar awards pursuant to Section 6(c)(i) of the Plan following the Change in Control, the number of PSUs that are earned, as determined in accordance with Section 4(a)(i) above, shall vest on (x) the applicable Vesting Date of the corresponding PSUs, subject to your Continuous Service with the Company or its Affiliates (or the surviving or acquiring corporation’s parent company) through such Vesting Date or (y) if earlier, in accordance with Section 4(b) below]. For the avoidance of doubt, any unvested PSUs that remain unvested and are not earned at the time of a Change in Control, by virtue of the failure to achieve the applicable Performance Goal, shall be terminated and forfeited for no consideration effective as of such Change in Control.
(b)
Notwithstanding Section 4(a), in the event that your Continuous Service is terminated by the Company (or the surviving or acquiring corporation’s parent company) without Cause or by you for “Good Reason” (as defined below) following a Change in Control but prior to the applicable Vesting Date, the PSUs shall become vested as of the date of such termination of Continuous Service and shall be settled in accordance with Section 7 below. For purposes of this Award Agreement, “Good Reason” has the meaning ascribed to such term in any written agreement between you and the Company defining such term and, in the absence of such agreement, such term means the occurrence of any of the following events without your consent: (i) a material reduction in your base salary or target annual bonus opportunity unless such reduction applies to all similarly situated executives across the board; (ii) a material reduction in your duties, authority, reporting structure, responsibilities, or title relative to your duties, authority, reporting structure, responsibilities, or title in effect immediately prior to such reduction, provided, however, that the acquisition of the Company and subsequent conversion of the Company to a subsidiary division or unit of the acquiring company will not by itself, or coupled with any related change in your title and/or reporting structure, constitute Good Reason; or (iii) the relocation of your principal place of employment in a manner that lengthens your one-way commute distance by thirty (30) or more miles from your then-current principal place of employment immediately prior to such relocation. Any such resignation by you shall only be deemed to be for Good Reason pursuant to this definition if: (1) you give the Company written notice of your intent to resign for Good Reason within thirty (30) days following the first occurrence of the condition(s) that you believe constitute(s) Good Reason, which notice shall describe such condition(s); (2) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); (3) the Company has not, prior to receiving such notice from you, already informed you that your employment with the Company is being terminated; and (4) you voluntarily resign your employment within thirty (30) days following the end of the Cure Period.
5.
Dividends. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the PSUs covered by your PSU Award. Any such dividends or distributions will be subject to the same forfeiture restrictions as apply to the PSUs and will be paid at the same time that the corresponding shares are issued in respect of your vested PSUs, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional PSUs subject to the PSU Award (the “Dividend Units”), and further provided that such Dividend Units will be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the PSUs subject to the PSU Award with respect to which the Dividend Units relate.
6.
Withholding Obligations. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and non-U.S. tax withholding obligations, if any, which arise in connection with your PSU Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Unless the Withholding Obligation is satisfied, the Company will have no obligation to deliver to you any Common Stock in respect of the PSU Award. In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

7.
Date of Issuance.
(a)
The issuance of shares in respect of the PSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more PSUs vests, the Company will issue to you one share of Common Stock for each PSU (subject to any adjustment under Sections 4 and 5 above, and subject to any different provisions in the Grant Notice) that vests as soon as administratively possible after the later of the applicable Vesting Date and the date on which the Committee certifies the achievement of the applicable Performance Goal, as determined solely by the Company, but within ninety (90) days following the applicable Vesting Date (which, for clarity, would be the earlier of the date of termination as described in Section 4(b) or the applicable Vesting Date) or on a later date as determined by the Company but in no event later than the Issuance Deadline (as defined below).
(b)
In addition, the following provisions will apply to the extent applicable at a vesting date when shares of Common Stock are registered under the Securities Act, unless otherwise determined by the Company. If:
(i)
the applicable vest date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”) or under such other policy expressly approved by the Company), and
(ii)
either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the applicable vest date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the applicable vest date will not be delivered on such applicable vest date and will instead be delivered on the first business day when you are not prohibited from selling shares of Common Stock in the open public market or on such other date determined by the Company, but in no event later than the Issuance Deadline.

The “Issuance Deadline” means (a) December 31 of the calendar year in which the applicable Vesting Date occurs (that is, the last day of your taxable year in which the applicable Vesting Date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock issuable as a result of the applicable Vesting Date under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

8.
Transferability. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
9.
Change in Control. Your PSU Award is subject to the terms of any agreement governing a Change in Control of the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

10.
No Liability for Taxes. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
11.
Severability. If any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
12.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

Exhibit A

Performance Goals

[Performance Goal specific provisions to be inserted]

1

Attachment II

2025 Equity Incentive Plan

2